Exhibit 99.1

US-FEIWO AGRICULTURAL INDUSTRY INTERNATIONAL, INC.

Name	Address	Shares	Purchase Date	Cost Basis

Xiufang Xu	2 Hao 6 Lou 4 Danyuan 1 Dong 3 Hao Jiulitixi Lu Jinniu District Chengdu City, China	1,500,000	1/2/11	0.0015
Lihua Zhang	Charishuntaobugacha 01 Hao Keerqinzuoyihouqicharisu Town Tongliao City Neimenggu	1,500,000	1/2/11	0.0015
Qingsheng Meng	712 Hao 3 Wei A Qu Jiansanjiang Nongken Shequ Fujin City, H.L.J, China	1,496,000	1/2/11	0.0015
Xiaofan Li	5 Zu 2 Wei Changsheng Street Shuangcheng Town Shuangcheng City, H.L.J, China	1,000	1/2/11	0.0015
Xiuying Ye	11 Zu 8 Wei Huapichang Town Changyi District Jilin City, J.L, China	1,000	1/2/11	0.0015
Shuhong Xu	11 Zu 2 Wei Fendou Street Shuangcheng Town Shuangcheng City, H.L.J, China	1,000	1/2/11	0.0015
Jingwei Zhang	7 Zu 6 Wei Zhiguo Street Shuangcheng Town Shuangcheng City, H.L.J, China	1,000	1/2/11	0.0015
Yuxia Li	1701 Shi 1 Danyuan Fu No.9 No.508 Xinyang Road Daoli District, Harbin, H.L.J, China	1,050,000	1/3/11	0.0015
Han Liu	#2, 5 Lou 6 Danyuan No. 239 Daxin Street Daowai District, Harbin, H.L.J, China	1,000,000	1/3/11	0.0015
Weili Wang	703 Shi 4 Danyuan B Dong Xinhengxiandaicheng Jiayuan Nanzhi Road Nangang District, Harbin, H.L.J, China	1,000,000	1/3/11	0.0015
Kai Zhao	252 No. 26 Heyang Street Daoli District, Harbin , H.L.J , China	1,000,000	1/3/11	0.0015
Pik Kin Li	Room 8, 19/F, Block P, Sunshine City, Ma On Shan, N.T., Hong Kong	2,120,000	1/5/11	0.0015
Lai Lai Wong	1/F, No. 50, Shumlong Chuen, Clearwater Bay Road, Kowloon, Hong Kong	160,000	1/5/11	0.0015
Ching Yee Hung	Room 1610, Block F, Ching Wah Court, Tsing Yi, Hong Kong	80,000	1/5/11	0.0015
Man Kin Li	Flat A1, 3/F, Faber Garden, 6 Marconi Road, Kowloon, Hong Kong	120,000	1/5/11	0.0015
Peng Chan	Room 627, Bean Goose House, Sha Kok Estate, Shatin, N.T., Hong Kong	160,000	1/5/11	0.0015
Ling Sheung Elina Lam	3301 Wah Lai House, Wah Kwai Estate, Hong Kong	120,000	1/5/11	0.0015
Chun Bong Wong	Room 401, Building 2, No. 11, Jishanfang Lane, Shangcheng District, Hangzhou City, Zhejiang Province, China	40,000	1/5/11	0.0015
Sin Yee Wong	1/F, 50 Sam Long Village, Tseng Lan Shue, Sai Kung, Hong Kong	40,000	1/5/11	0.0015
Vivian Wu	352 San Diego Ave, Daly City, CA 94014	20,000	1/6/11	0.0015
Hsiang Hua Chou	352 San Diego Ave, Daly City, CA 94014	40,000	1/6/11	0.0015
Polly Ying Chen-Hu	144 Orizaba Ave, San Francisco, CA 94132	8,000	2/20/11	0.0015
Mary Lee/Lydia Lee	1855 30th Ave. San Francisco, CA 94122	10,000	3/2/11	0.0015
Connie Chan / Sun Keng Chan	15 Sonoma St. Apt 3, San Francisco, CA 94133	16,000	4/8/11	0.0015
Wendy P. Lau / Tony T. Lau	2278 Shannon Dr. , S. San Francisco , CA 94080	41,000	2/26/11	0.0015
Gao Chun Sheng	35 Zishandajie,#1107, Haizhu District, Guangzhou, China	90,000	4/8/11	0.0015
Tang Yin	12 Ji Chang Road, #505, Building 90, Guangzhou, China	175,000	4/2/11	0.0015
Zeng Suxin	6 Li Shui Fang, #205, Yue Xou Nan, Guang Zhou, China	180,000	4/10/11	0.0015
Hong Kong Million World Limited	Room 907, Wing Tuck Commercial Centre, 177-183 Wing Lok Street, Hong Kong	1,500,000	2/26/11	0.0015
May Lang Chan	95 Eastridge Circle, Pacifica, CA94404	120,000	2/10/11	0.0015
Bi Xia Chen	890 Chadbourne Ave. Millbrae CA 94030	54,000	2/12/11	0.0015
Frances Chow	135 Tingley St, San Francisco, CA 94112	5,000	2/12/11	0.0015

Name	Address	Shares	Purchase Date	Cost Basis
Harriet Chen	890 Chadbourne Ave. , Millbrae , CA 94030	12,000	2/12/11	0.0015
Rebecca Chen	135 Ashton Ave, Millbrae, CA 94030	4,000	2/12/11	0.0015
Phillip Y Cheung	8 Morningside Dr. San Francisco, CA 94132	5,000	2/12/11	0.0015
Wen Shi Li	2323 9th Ave, Oakland, CA 94606	9,000	3/6/11	0.0015
Eva Chan	699 Serramonte Blvd. #222 , Daly City , CA 94015	5,000	3/8/11	0.0015
BECKY WONG	699 Serramonte Blvd. #219 , Daly City , CA 94015	80,000	3/8/11	0.0015
Angela Li / Kwan Dong	699 Serramonte Blvd. #222 , Daly City , CA 94015	40,000	3/8/11	0.0015
Sylvia Wong	699 Serramonte Blvd. #219 , Daly City , CA 94015	80,000	3/8/11	0.0015
YING ZHANG ZENG	2568 San Jose Ave , San Francisco , CA 94112	80,000	3/8/11	0.0015
Hsuan-Lim Chang / Dah-Chien Yeh	668 Pilgrim Dr, Foster City, CA, 94404	30,000	1/7/11	0.0015
Jay T Yeh	1231 Swordfish St, Foster City, CA, 94404	10,000	1/8/11	0.0015
Robert Boyen Yeh	1231 Swordfish St, Foster City, CA, 94404	5,000	1/8/11	0.0015
Stephen B Yeh	1231 Swordfish St, Foster City, CA, 94404	5,000	1/8/11	0.0015
Li Ping Chen	12755 Arroyo De Arguello, Saratoga, CA 95070	4,000	1/18/11	0.0015
Kuang Hua Hsieh	437 Hunter Ave., State College, PA 16801	30,000	1/18/11	0.0015
Feng Cheng	437 Hunter Ave., State College, PA 16801	60,000	1/18/11	0.0015
Jennifer Chiang	12155 Oak Hollow Way, Johns Creek, GA 30005	4,000	1/18/11	0.0015
An Ouyang	6809 Chiala Lane, San Jose, CA 95129	4,000	1/18/11	0.0015
Hsuan-Yuan Hsiao	4172 Voltaire St. San Jose, CA 95148	2,000	1/18/11	0.0015
John Castelloe	5800 Bradford Pear Court, Raleigh, NC 27606-1379	4,000	1/18/11	0.0015
Billie Hsia	19038 Brookhaven Dr. Saratoga, CA 95070	2,000	1/18/11	0.0015
Harvey Horrocks	6809 Chiaca Lane, San Jose, CA 95129	5,000	1/18/11	0.0015
Meng Fen Huang	20488 Chalet Ln. Saratoga, CA 95070	4,000	1/18/11	0.0015
Thomas N Lucius	26632 Luvena Dr. Hayward, CA 94544	2,000	1/18/11	0.0015
Mai Pham Nguyen	369 N. Hibiscus Dr. Miami, FL 33139	4,000	1/18/11	0.0015
Tziheng Tung	6456 Edgemoor Way, San Jose, CA 95129	8,000	1/18/11	0.0015
Angela Mei-Jung Wang	6809 Chiaca Lane, San Jose, CA 95129	15,000	1/18/11	0.0015
Ming Feng Ko	13641 Paseo del Roble Dr. Los Altos Hills, CA 94022	8,000	1/18/11	0.0015
Dong Family Trust	218 Cerro Drive, Daly City, CA 94015	320,000	2/10/11	0.0015
KUEN KEE LEUNG	33 Whittier St , San Francisco , CA 94112	11,000	2/16/11	0.0015
Jenny Jan	620 Sonia Way , Mountain View , CA 94040	60,000	2/16/11	0.0015
Monica Dong	218 Cerro Drive, Daly City, CA 94015	80,000	2/16/11	0.0015
Wendy Li Ng	6 Miriam St , Daly City , CA 94014	46,000	2/16/11	0.0015
Kwan Dong	218 Cerro Drive, Daly City, CA 94015	80,000	2/16/11	0.0015
JINPING JAN	620 Sonia Way , Mountain View , CA 94040	80,000	2/16/11	0.0015

Name	Address	Shares	Purchase Date	Cost Basis
Rena Y. Jan	620 Sonia Way Mountain View, CA 94040	20,000	2/16/11	0.0015
Michael K Wong	32684 Mirabella Dr. Union City, CA 94587	100,000	2/16/11	0.0015
Rachel Malucci	221 Brosnan Ct. , S. San Francisco , CA 94080	6,000	2/20/11	0.0015
Cindy S. Shi	20065 Stevens Creek Blvd. #b-1c , Cupertino , CA 95014	5,000	2/20/11	0.0015
Michelle W. Lau	2025 Medallion Dr. , Union City , CA 94587	5,000	2/20/11	0.0015
Paul Geeponk Yeong	578 Leland Ave , San Francisco , CA 94134	20,000	2/20/11	0.0015
Anna Lay	10903 Carberry Hill St , Las Vegas , NV 89141	8,000	2/20/11	0.0015
JENNY J WEN	32676 Mirabella Dr. , Union City, CA 94587	5,000	2/20/11	0.0015
Winnie Yuk Ying Ho	383 Enda Ln , Pacifica CA 94044	5,000	2/20/11	0.0015
HENRY CO	3937 Haussman Ct. , S. San Francisco , CA 94080	5,000	2/20/11	0.0015
Alice Gee	252 Crown Cir. , S. San Francisco , CA 94080	5,000	2/20/11	0.0015
BIXIA LIANG	67 Fresno St #4 , San Francisco , CA 94133	5,000	2/20/11	0.0015
Shao Lian Li	624 Bacon St , San Francisco , CA 94134	5,000	2/20/11	0.0015
Anita Leung	1020 Stockton #410, San Francisco, CA 94108	8,000	2/20/11	0.0015
RAYMOND KA KEUNG CHAN	268 Orizaba Ave , San Francisco , CA 94132	5,000	2/20/11	0.0015
Guo Xiong Xu	10 Hillcrest Blvd. , Millbrae , CA 94030	5,000	2/20/11	0.0015
Jane Tang	578 Leland Ave , San Francisco , CA 94134	5,000	2/20/11	0.0015
PATTY LI YIP	114 Camaritas Ave , San Francisco, CA 94080	11,000	2/21/11	0.0015
Juanhua Liang	749 Naples St. San Francisco, CA94112	10,000	2/21/11	0.0015
Nina Reimer	2261 Market Street, #54, San Francisco, CA 94114	20,000	2/22/11	0.0015
Kin Man Lee / Yue Jin Lee	1567 Innes Ave , San Francisco , CA 94124	21,000	2/22/11	0.0015
Angela Co	2359 30th Ave., San Francisco, CA 94016	2,000	2/22/11	0.0015
Louie Lee / Wendy Ng Lee	1571 Innes Ave , San Francisco , CA 94124	21,000	2/22/11	0.0015
King Mun Tom & Sao Lin Tom Revocable Living Trust	861 Hawthorne Way, Millbrae, CA 94030	20,000	2/22/11	0.0015
Xiao Min Li	2323 9th Ave, Oakland, CA 94606	20,000	2/22/11	0.0015
Ya Zhen Kuang	2448 23rd Ave, San Francisco CA 94116	26,000	2/22/11	0.0015
Amy Wong	937 Central Ave , Livermore CA 94551	20,000	2/22/11	0.0015
Pei Ling Tan	2133 Judah St. San Francisco, CA 94122	20,000	2/22/11	0.0015
Jennifer SH Kuei	674 N. Mayfair Ave , Daly City , CA 94015	21,000	2/23/11	0.0015
Weber Wenyen Lin	222 Cerro Drive, Daly City, CA 94015	41,000	2/26/11	0.0015
Billy Hoang / Monica Dong	10903 Carberry Hill St , Las Vegas , NV 89141	41,000	2/26/11	0.0015
Marie Nieh Wong	2211 20th Ave , San Francisco , CA 94116	41,000	2/26/11	0.0015
Jim C. Feng	869 Brookside Ln , Millbrae CA 94030	41,000	2/26/11	0.0015
Tommy Yi Ning Mei	335 Anita Dr. , Millbrea CA 94030	41,000	2/26/11	0.0015

Name	Address	Shares	Purchase Date	Cost Basis
Jeffrey Lee	2200 Gellert Blvd. #6302 , S. San Francisco , CA 94080	41,000	2/26/11	0.0015
Doris J. Leung	6229 Baywood Dr. El Sobrante CA 94803	40,000	2/26/11	0.0015
Zan Mei Yang	1167 Palou Dr. , Pacifica , CA 94044	41,000	2/26/11	0.0015
Jia Wei Liang	420 Berry St. #338 , San Francisco , CA 94158	46,000	2/26/11	0.0015
Elbert Chan	699 Serramonte Blvd. #222 , Daly City , CA 94015	41,000	2/26/11	0.0015
Teresa Zhu	14317 Locust St, San Leandro, CA 94579	40,000	2/26/11	0.0015
Salvador Plascencia	8440 Orchard Ridge Ave, NV 89129	4,000	2/26/11	0.0015
Chang Ping Chen	33 Pueblo St. San Francisco, CA 94134	100,000	2/26/11	0.0015
Sui Zhi Duan	85 Windsor Dr. Daly City, CA 94015	4,000	2/28/11	0.0015
Jian Qiang Lin	4901 Flox Way, Elk Grove, CA 95758	9,000	2/28/11	0.0015
Richard Fong	409 Westmoor Ave. Daly City, CA94015	5,000	2/28/11	0.0015
Zexi Yan	83 McAllister St. Apr 413, San Francisco, CA 94102	4,000	2/28/11	0.0015
Yuk Wah Lau	699 Serramonte Blvd. #222 , Daly City , CA 94015	9,000	2/28/11	0.0015
Yu Ling Han	582 London St. San Francisco, CA 94112	9,000	2/28/11	0.0015
Mei Chan Zhang	449 Paul Ave. San Francisco, CA 94124	5,000	3/2/11	0.0015
Ronald Hui	940 Helen Dr. Millbrae, CA. 94030	40,000	3/2/11	0.0015
George lee	1855 30th Ave. San Francisco, CA 94122	10,000	3/2/11	0.0015
Kristine Xie	354 Orizaba Ave. San Francisco, CA 94132	20,000	3/2/11	0.0015
Aileen Tran /Julie Liang	1570 22nd Ave. San Francisco, CA 94122	5,000	3/2/11	0.0015
Jessica Hong	575 N. 18th St. San Jose, CA 95112	10,000	3/2/11	0.0015
Yuo Chang Huang	150 Berry St. Apt# 317. San Francisco, CA 94107	5,000	3/2/11	0.0015
Cynthia Tran	1570 22nd Ave. San Francisco, CA 94122	5,000	3/2/11	0.0015
Yi Xian Huang	842 Washington St. #201, San Francisc, CA 94108	11,000	3/5/11	0.0015
Jenny Oi Har Ng Lee	1690 23rd Ave. San Francisco, CA 94122	41,000	3/5/11	0.0015
Edmond Yick Ma	3933 Ortega St. San Francisco, CA. 94122	41,000	3/5/11	0.0015
Lily Y. Tam	1926 44th Ave. San Francisco CA. 94116	41,000	3/5/11	0.0015
Sua Far Lee	1855 30th Ave. San Francisco, CA 94122	41,000	3/5/11	0.0015
Fook Tai Tam	1602 Abington Valley Ave. Las Vegas, NV 89123	41,000	3/5/11	0.0015
Jun Li Yang	3 El Capitan Ct., Alameda, CA 94501	11,000	3/5/11	0.0015
Jeannie C.L. Cheng	2538 43rd Ave. San Francisco, CA 94116	41,000	3/5/11	0.0015
Chiu Tai Lau Ng	2866 MacArthur Blvd. Oakland, CA 94602	21,000	3/5/11	0.0015
Jason E Xie	354 Orizaba Ave. San Francisco, CA 94132	102,000	3/5/11	0.0015
Sammy C. Tam	1926 44th Ave. San Francisco CA. 94116	41,000	3/5/11	0.0015
Jing Wu Hong	575 N. 18th St. San Jose, CA 95112	21,000	3/5/11	0.0015
Jenny Ching	2338 Geary Blvd. San Francisco, CA 94115	11,000	3/5/11	0.0015

Name	Address	Shares	Purchase Date	Cost Basis
Ching Sum Wong	155 W Chanslor Ave. Richmond, CA 94801	5,000	3/5/11	0.0015
See Chow Lee	1855 30th Ave. San Francisco, CA 94122	41,000	3/5/11	0.0015
Chi Ich Tran	1570 22nd Ave. San Francisco, CA 94122	51,000	3/5/11	0.0015
Pei Zhen Zhao	435 Head St. San Francisco, CA 94132	41,000	3/5/11	0.0015
Rose Da You Liang	150 Berry St. Apt# 317. San Francisco, CA 94107	21,000	3/5/11	0.0015
Mei Chan Zhang	449 Paul Ave. San Francisco, CA 94124	31,000	3/5/11	0.0015
Hok Pui Cindy Szeto	4352 Deep Creek Rd. Fremont, CA 94555	21,000	3/5/11	0.0015
Jadine Jiang	100 Westwood Dr. Novato, CA 94945	41,000	3/5/11	0.0015
Zhuo Wen Jiang / Li Yi Zhou	293 Lowell St. San Francisco, CA 94112	11,000	3/5/11	0.0015
Terry Jinsheng Wen	8100 Oceanview Ter. #103, San Francisco, CA 94132	21,000	3/5/11	0.0015
Elaine Wai Ling Cheung	940 Helen Dr. Millbrae, CA. 94030	81,000	3/5/11	0.0015
Xiao Juan Kuang	479 4th Ave. San Francisco, CA 94118	11,000	3/5/11	0.0015
Lap Kien Tran	1733 Polk St. #4, San Francisco, CA 94109	11,000	3/5/11	0.0015
Shirley Chan	131 Hearst Ave. San Francisco, CA 94131	21,000	3/5/11	0.0015
Mee Mee Wu	1125 Ingerson Ave. San Francisco, CA 94124	41,000	3/5/11	0.0015
Qina Zheng	25 Italy Ave. San Francisco, CA 94112	41,000	3/5/11	0.0015
Christopher Dong / Monica Dong	218 Cerro Drive, Daly City, CA 94015	80,000	2/16/11	0.0015
Alexander Dong / Monica Dong	218 Cerro Drive, Daly City, CA 94015	80,000	2/16/11	0.0015
Xiao Hua Qin	1032 Gravesend neck Road 3rd fl. , Brooklyn , NY 11223	80,000	2/18/11	0.0015
Chia Ji Nei / Amy Wong	680 Clay St. SF CA 94111	4,000	2/20/11	0.0015
Trent Chuan Zhu / Xiao Qi Wu	362 Gellert Blvd. , Daly City , CA 94015	41,000	2/20/11	0.0015
Diane Fay Jin	15026 Carmen Way, Patterson, CA 95363	30,000	2/20/11	0.0015
Lu Yuan Li	19 Dartmouth St. SF CA 94134	26,000	2/20/11	0.0015
Sandy Wong	32684 Mirabella Dr. Union City, CA 94587	41,000	2/20/11	0.0015
Connie Chan	15 Sonoma St. Apt 3, San Francisco, CA 94133	6,000	2/20/11	0.0015
Colin M Lee	1541 Marigold Dr. Patterson, CA 95363	11,000	2/20/11	0.0015
Danny Dang	3819 Radburn Dr. , S. San Francisco , CA 94080	3,000	2/20/11	0.0015
Jennifer SH Kuei	674 N. Mayfair Ave , Daly City , CA 94015	10,000	2/20/11	0.0015
Kimberly Dang	3819 Radburn Dr. , S. San Francisco , CA 94080	17,000	2/20/11	0.0015
ALLAN LAI	104 Escanyo Dr. , S. San Francisco , CA 94080	4,000	2/20/11	0.0015
Shui Qing Yan	19 Dartmouth St. SF CA 94134	5,000	2/20/11	0.0015
Jian Qiang Li	568 Wildwood Way , San Francisco , CA 94112	40,000	2/20/11	0.0015
Jie Ying Ming	568 Wildwood Way , San Francisco , CA 94112	5,000	2/20/11	0.0015
SHU HUI LIU	357 10th Ave. , San Francisco , CA 94118	5,000	2/20/11	0.0015
Jie Li	10 Stoneybrook Ave, San Francisco, CA 94112	2,000	2/20/11	0.0015

Name	Address	Shares	Purchase Date	Cost Basis
Shao Jin Chen	150 Berry St #425 , San Francisco , CA 94107	17,000	2/20/11	0.0015
Wai Chi L. Yu	70 Parnell Ave., Daly City, CA94015	21,000	2/20/11	0.0015
Su Xing Liao	15 Pinehaven Dr. Daly City, CA 94015	40,000	2/20/11	0.0015
Sunny Qin	95 Eastridge Circle, Pacifica, CA94404	80,000	2/21/11	0.0015
Mingyu Zhu	847 Beechwood Dr. , Daly City , CA 94015	28,000	2/22/11	0.0015
Han Ngoc Huynh	220 Whitly Bay Ave , Las Vegas , CA 89148	9,000	2/26/11	0.0015
Howard Wai Ning Ng	6 Miriam St , Daly City , CA 94014	60,000	2/26/11	0.0015
Lu Yuan Li	19 Dartmouth St. SF CA 94134	28,000	2/26/11	0.0015
Connie Chan	15 Sonoma St. Apt 3, San Francisco, CA 94133	60,000	11/2/26	0.0015
Bing Ting Ren	2269 Chestnut St #867 , San Francisco , CA 94123	31,000	11/2/26	0.0015
Jumana Dajani	1830 Sequoia Ave, #U, Burlingame, 94010	20,000	11/2/28	0.0015
Harris Ha	761 Sequoia Ave, Millbrae, CA 94030	80,000	11/2/28	0.0015
Eric Higa	6254 Joaguin Murieta Ave, #B, Newark, CA 94560	120,000	11/2/28	0.0015
Wayne W. Leung	6229 Baywood Dr. El Sobrante CA 94803	11,000	11/2/28	0.0015
Zhanteng Xiao	699 Serramonte Blvd. #222 , Daly City , CA 94015	1,000	11/2/28	0.0015
Xiao Yan Liu	357 10th Ave. , San Francisco , CA 94118	16,000	11/2/20	0.0015
Junfu Guo	xinshijie garden 1-5-401，Dongcheng district，Beijing, China	20,000	11/1/10	0.0015
Tang Yin	12 Ji Chang Road, #505, Building 90, Guangzhou, China	60,000	11/2/18	0.0015
Gao Chun Sheng	35 Zishandajie,#1107, Haizhu District, Guangzhou, China	60,000	11/2/9	0.0015
Wang Li Xia	528 Longjin Middle Road,Longjin Building A,#1402, Guangzhou City, China	60,000	11/2/18	0.0015
Sida Bai	9 Jie Fang Bei Roud, Xiao Cha Xiang, # 502 Guang Zhou, China	180,000	11/2/28	0.0015
Wang Lichang	35 Zishandajie,#1107, Haizhu District, Guangzhou, China	180,000	11/2/18	0.0015
Hanvic Far East Limited	Room 907, Wing Tuck Commercial Centre, 177-183 Wing Lok Street, Hong Kong	900,000	11/2/9	0.0015
		19,500,000